For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR

Wichita, Kansas                                                December 23, 2003

              LONE STAR STEAKHOUSE & SALOON, INC. REPURCHASE OF
                             COMMON STOCK APPROVED

Lone Star Steakhouse & Saloon, Inc. ("Lone Star" or "the Company") announced that it has  completed  its  previously  authorized  repurchase  of 2.2  million shares, and that its Board of Directors has approved the repurchase by Lone Star
Steakhouse  &  Saloon,  Inc. of up to an additional  10% of the  outstanding shares of the Company,  or  approximately  2.1 million  additional  shares.  Any repurchases  would be made from time to time in the open market or in negotiated transactions  pursuant to the "safe harbor" rules of the Securities and Exchange
Commission.

Lone  Star  owns and  operates  249  domestic  and 19  international  Lone  Star
Steakhouse & Saloon restaurants;  15 Sullivan's Steakhouse restaurants;  and five Del Frisco's Double Eagle Steak House restaurants.  Licensees operate three domestic  and one  international  Lone Star  restaurants,  and one  domestic Del
Frisco's Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein are reasonable, any of the assumptions including future performance could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.